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                                                                      EXHIBIT 12

                            THE TIMES MIRROR COMPANY

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

                    (IN THOUSANDS OF DOLLARS, EXCEPT RATIO)

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
                                                              FIRST QUARTER ENDED
                                                                MARCH 31, 1998
                                                              -------------------
Fixed Charges:
  Interest expense..........................................       $ 19,539
  Portion of rents deemed to be interest....................          4,385
  Amortization of debt expense..............................            505
                                                                   --------
     Total fixed charges....................................         24,429
Preferred dividends.........................................          9,315
                                                                   --------
  Fixed charges and preferred dividends.....................       $ 33,744
                                                                   ========
Earnings:
  Income before income tax provision........................       $ 77,730
  Fixed charges.............................................         24,429
  Amortization of capitalized interest......................          3,638
  Subtract: Equity income from less than 50% owned
     unconsolidated affiliates..............................             (9)
  Add: Equity loss from less than 50% owned unconsolidated
     affiliates.............................................          6,548
                                                                   --------
     Total earnings.........................................       $112,336
                                                                   ========
Ratio of earnings to fixed charges..........................           4.6x
Ratio of earnings to fixed charges and preferred
  dividends.................................................           3.3x
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